UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 28, 2015

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33053	87-0425514
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 400, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-9042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

FastFunds Financial Corporation (the “Company” or “FastFunds”) was notified by FINRA on January 30, 2015 that it had completed its review and the Company will effectuate a 1 for 600 reverse stock split to be effective on February 2, 2015. As a result of this transaction, a total of 8,618,747,434 shares of issued and outstanding pre-split common stock will become 14,364,876 shares of post-split common stock.

Beginning with the open of business on February 2, 2015 and for a period of 20 business days, the Company's common stock will trade under the stock symbol "FFFCD". The "D" will drop off and the stock will continue to trade under the symbol "FFFC" on the 21st business day.

Holders of shares of the Company's common stock in certificate form are not required to exchange their certificates with the Company's transfer agent, however, they are welcome to do so if they wish by contacting the Company's transfer agent, Interwest Transfer Co., Inc.

The Company has filed an Articles of Amendment with the Secretary of State of Nevada, pursuant to which the Company effectuated the reverse split but did not change the authorized capital stock of the Company, which was completed on January 28, 2015.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective December 1, 2014, the stockholders of the Company through a written consent executed by stockholders holding 53% of the shares of the Company’s capital stock outstanding and entitled to vote adopted and approved the Articles of Amendment, which were adopted by the Company’s board of directors on December 1, 2014.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit	Description
3.1	Certificate of Change pursuant to NRS 78.209 dated January 28, 2015 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 3, 2015	FASTFUNDS FINANCIAL CORPORATION

	By:	/s/ Henry Fong
Henry Fong Chief Executive Officer